EXHIBIT 5






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                                  HART & TRINEN
                               1624 Washington St
                                Denver, CO 80203
                                 (303) 839-0061
                              (303) 839-5414 - Fax
                           harttrinen@aol.com - email


                                 April 12, 2007


Tian'an Pharmaceutical Co., Ltd.
2/F, No. 18 Building, Huoju Road
East Development Zone
Xi'an, China


      This letter will constitute an opinion upon the legality of the sale by a selling shareholder of Tian'an Pharmaceutical Co., Ltd., a Nevada corporation (the "Company"), of up to 666,950 shares of common stock, all as referred to in the Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission.

      We have examined the Articles of Incorporation and the minutes of the Board of Directors of the Company and the applicable laws of the Nevada. In our opinion, the Company has duly authorized the issuance of the shares of stock mentioned above and such shares of common stock are legally issued, fully paid and non-assessable.


                                Very Truly Yours,

                                HART & TRINEN, L.L.P.


                                 William T. Hart